UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2023

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

1735 Market Street
Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or required to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $5 Par Value	CRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b.2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry Into a Material Definitive Agreement.

On April 14, 2023, Carpenter Technology Corporation (the “Company”) entered into a secured revolving credit facility (the “Credit Facility”) by amending and restating the Company’s existing Amended and Restated Credit Agreement dated as of March 26, 2021 by and among the Company, the financial institutions party thereto, as lenders, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other agents and arrangers party thereto, which had been set to expire on March 31, 2024 (the “Existing Credit Agreement”). The Second Amended and Restated Credit Agreement is entered into by and among the Company, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as syndication agent, PNC Bank, National Association and U.S. Bank, National Association, each, as a documentation agent, and BofA Securities, Inc. and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners (the “Second A&R Credit Agreement”).

The Second A&R Credit Agreement makes several changes from the Existing Credit Agreement. The Second A&R Credit Agreement extends the maturity to April 12, 2028. The Second A&R Credit Agreement contains a revolving commitment amount of $350,000,000, subject to the Company’s right, from time to time, to request an increase of the commitment by the greater of (i) $300,000,000 or (ii) an amount equal to the Company’s consolidated EBITDA; and provides for the issuance of letters of credit subject to a $40,000,000 sublimit. The Company has the right to voluntarily prepay and reborrow loans, to terminate or reduce the commitments under the Credit Facility, and, subject to certain lender approvals, to join subsidiaries as subsidiary borrowers.

Interest on the borrowings under the Credit Facility will accrue at variable rates, based upon a defined “Base Rate”, “Alternative Currency Daily Rate”, “Alternative Currency Term Rate” and “Term SOFR”, and are determined based upon the calculation of the Company’s and its consolidated subsidiary’s consolidated indebtedness to consolidated EBITDA (the “Consolidated Total Leverage Ratio”). The applicable margin to be added to “Alternative Currency Daily Rate”, “Alternative Currency Term Rate” or “Term SOFR” loans ranges from 1.75% to 2.50%, and for Base Rate-determined loans, from 0.75% to 1.50%. The Company will also pay quarterly a commitment fee ranging from 0.250% to 0.375%, determined based upon the Consolidated Total Leverage Ratio, of the unused portion of the commitment under the Second A&R Credit Agreement. In addition, the Company must pay certain letter of credit fees, ranging from 1.75% to 2.50%, with respect to letters of credit issued under the Second A&R Credit Agreement.

The Company is subject to certain financial and restrictive covenants under the Second A&R Credit Agreement, which, among other things,

·	require the maintenance of a minimum interest coverage ratio of 3.00 to 1.00;

·	require the Company maintain a consolidated net leverage ratio of no more than 4.00 to 1.00;

·	prohibit certain additional indebtedness or contingent obligations and certain new liens on assets,

·	prohibit certain acquisitions of or investments in businesses;

·	restrict the Company’s ability to merge or consolidate with, or otherwise sell substantially all of its assets to, another party;

·	restrict the Company’s ability to dispose of or sell certain assets in other situations;

·	restrict the Company’s ability to declare or make dividends or stock distributions; and

The restrictions of these covenants (other than the financial ratio covenants) are subject to certain exceptions or threshold triggering amounts or events specified in the Second A&R Credit Agreement, and in some cases the restrictions may be waived by the Lenders. Unless waived, if the Company were to fail to comply with these covenants, the Company would be in default under the Second A&R Credit Agreement.

In connection with the Second A&R Credit Agreement, the Company and Bank of America, N.A., as administrative agent for the secured parties, entered into an Amended and Restated Security Agreement (the “A&R Security Agreement”) that, among other things, creates a security interest in substantially all of the assets of the Company for the benefit of the secured parties under the Second A&R Credit Agreement.

The foregoing descriptions of the Second A&R Credit Agreement and the A&R Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 respectively, and are incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On April 14, 2023, the Company issued a press release announcing the execution of the Second A&R Credit Agreement, a copy of which is included as Exhibit 99.1 hereto.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits

Exhibit
No.	Descriptions
10.1	Second Amended and Restated Credit Agreement dated as of April 14, 2023 by and among the Company, Bank of America, N.A. as administrative agent, swing line lender and letter of credit issuer, and the other lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, PNC Bank, National Association and U.S. Bank, National Association, each, as a documentation agent, and BofA Securities Inc. and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners.

10.2	Amended and Restated Security Agreement dated as of April 14, 2023 by and among the Company, the grantors party thereto and Bank of America, N.A. as administrative agent for the secured parties.

99.1	Press Release, dated April 17, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

	By	/s/ Timothy Lain
Timothy Lain
Senior Vice President and Chief Financial Officer

Date: April 17, 2023